SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report	October 27, 2003
(Date of earliest event reported)	October 27, 2003

Main Street Trust, Inc.

(Exact name of Registrant as specified in its charter)

Illinois

(State or other jurisdiction of incorporation)

000-30031	37-13338484
(Commission File Number)	(I.R.S. Employer Identification Number)

100 W. University Ave., Champaign, Illinois	61820-4028
(Address of principal executive offices)	(Zip Code)

(217) 351-6500

(Registrant’s telephone number, including area code)

Item 5.  Other Items and Regulation FD Disclosure

On October 27, 2003, Main Street Trust, Inc. announced that its Board of Directors has reinstated the Stock Repurchase Program, allowing the purchase of up to 500,000 shares of the Company’s outstanding stock.  The Stock Repurchase Program had been suspended during the Company’s common stock tender offer, which was completed October 1, 2003.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)     Financial Statements of Business Acquired.

None.

(b)    Pro Forma Financial Information.

None.

(c)     Exhibits.

99.1	Press release, dated October 27, 2003

Item 12.  Results of Operations and Financial Condition

On October 27, 2003, Main Street Trust, Inc. issued a news release announcing its earnings for the quarter ended September 30, 2003.  The press release is attached as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAIN STREET TRUST, INC.

Dated: October 27, 2003	By:	/s/ Van A. Dukeman
Van A. Dukeman
President and Chief Executive Officer